Exhibit 99.1

Vonage Reports Fourth Quarter and Full-Year 2020 Financial Results

Fourth Quarter 2020 Highlights:
•Consolidated Revenues of $323 million
•Vonage Communications Platform (VCP) Revenues of $245 million
•VCP Service Revenues increased 17%
•API Revenues Increased 33%
•Unified Communications & Contact Center Service Revenues Increased 4%
•Consolidated Net Loss of $14 Million and Adjusted EBITDA of $48 million

HOLMDEL, N.J., Feb. 18, 2021 (GLOBE NEWSWIRE) -- Vonage Holdings Corp. (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced results for the quarter and full year ended December 31, 2020.

“We took decisive action over the past six months to improve operational efficiency and strategically invest in areas where our solutions best fit the needs of our customers. We continued to execute well in the fourth quarter and delivered solid results,” said Rory Read, Vonage Chief Executive Officer. “Vonage Communications Platform service revenues grew 17% year over year. Within this, API revenues grew 33% highlighted by high-value APIs, which grew 130% as customers continue to expand usage on our platform. And, our Unified Communications and Contact Center Applications service revenue grew 4%.”

“Our improved focus and operational execution enabled investments in our product innovation, our tailored go-to-market strategy, and our cross-sell capabilities to drive future growth. And, we are starting to see the initial benefits of these efforts. We are well-positioned with a diverse global customer set across multiple industries, and a world-class senior leadership team to drive our next phase of execution.”

Update on Strategic Review of Consumer Segment
The Company has completed a comprehensive nine-month strategic review of the Consumer business with the assistance of financial, accounting, and legal advisors. Based on this review, which included a detailed analysis of the Consumer business’ financials, profitability and potential valuation, the Company has determined that it is in the best interests of the Company and its shareholders to terminate the sale process and retain the Consumer business. This decision ensures a strong balance sheet and financial flexibility to invest in VCP capabilities and potential M&A.

“As we committed, we have completed a thorough review of the Consumer business and we have decided to retain this business,” Read said. “Our decision was driven by valuation, the $600 million of cash generation we expect from Consumer over the next five years, and what is best for our company and shareholders. This business is run efficiently and without distraction.”

Fourth Quarter 2020 Vonage Communication Platform Segment Results (compared to the year-ago quarter)
•Vonage Communication Platform revenues of $245 million, representing 12% growth.
•Vonage Communication Platform service revenues of $230 million, a 17% increase.
•API Platform Revenues (which are all Service revenues) grew 33%.
◦High-Value API revenues grew 130%, driven by strength in programmable video, voice and IP messaging.
•Unified Communications and Contact Center service revenues grew 4%.
•Vonage Communication Platform Service Revenue per Customer was $552 per month, up 16%.
•Vonage Communication Platform Service Revenue Churn was 1.3% compared to 1.2%.
•Vonage Communications Platform gross margin was 46%.
•Vonage Communications Platform adjusted EBITDA was ($4) million compared to ($18) million.

Full Year 2020 Vonage Communication Platform Segment Results
•Vonage Communication Platform revenues were $915 million, representing 14% growth.
•Vonage Communication Platform Service Revenues were $856 million, a 19% increase.
•API Platform Revenues (which are all service revenues) grew 35%.
•Unified Communications and Contact Center Service Revenues grew 7%.
•Vonage Communications Platform gross margin was 48%.
•Vonage Communications Platform adjusted EBITDA was ($57) million compared to ($103) million in the prior year.

Fourth Quarter 2019 Consumer Segment Results (compared to the year-ago quarter)
•Consumer Revenues were $79 million, down 15%.
•Customer churn was 1.7%, flat to the prior year.
•Average revenue per line ("ARPU") was $28.13, up $0.56.
•Ended the quarter with approximately 900 thousand Consumer subscriber lines. More than 94% of these customers are tenured, defined as customers for more than two years.
•Consumer gross margin was 76%, down 200 basis points.
•Consumer adjusted EBITDA was $52 million, a 17% decrease.

Full Year 2019 Consumer Segment Results
•Consumer Revenues were $333 million, down 14% from the prior year.
•Customer churn was 1.7%, compared to 1.8% in the prior year.
•Average revenue per line ("ARPU") was $27.77, up $0.73 from the prior year.

Consolidated Income and Balance Sheet
For the fourth quarter of 2020, Vonage reported consolidated revenues of $323 million, up from $310 million in the year-ago quarter. Income from operations was $4 million, flat from $4 million in the prior year quarter. GAAP net loss was $14 million, or ($0.06) per share, a decrease from a loss of $2 million in the prior year period, or ($0.01) per share. Fourth quarter adjusted net income(1) was $5 million or $0.02 per share, down from $15 million or $0.06 per share in the prior year period.

For the full year 2020, Vonage reported consolidated revenues of $1.25 billion, up from $1.19 billion in the prior year. Loss from operations was $0.1 million, down from income from operations of $7 million in the prior year. GAAP net loss was $36 million, or ($0.15) per share, for the full year 2020, compared with a net loss of $19 million, or ($0.08) per share, in 2019. Full-year 2020 adjusted net income(1) was $44 million or $0.18 per share, down from $46 million or $0.19 per share in the prior year.

For the fourth quarter, the Company generated Adjusted EBITDA(2) of $48 million, and Adjusted EBITDA minus Capex(2) of $34 million. Net Cash from Operations was $32 million and Free Cash Flow(3) was $18 million for the quarter. Net debt decreased $20 million sequentially to
$517 million, resulting in a net debt to Last Twelve Months Adjusted EBITDA ratio of 3.0 times, as of December 31, 2020.

For the full year, Adjusted EBITDA(2) was $170 million and Adjusted EBITDA minus Capex(2) was $117 million. Net Cash from Operations was $84 million and Free Cash Flow(3) was $31 million for the year.

2021 Outlook

For the first quarter of 2021, Vonage expects the following:
•Vonage Communication Platform revenues in the range of $240 million to $244 million
◦Vonage Communication Platform service revenues are expected to grow 16% to 18%.
•Consumer revenues in the $75 million range.
•Consolidated revenues in the range of $314 million to $318 million.
•Vonage Communication Platform adjusted EBITDA in the ($7) million to ($3) million range.
•Consumer adjusted EBITDA in the $49 million range.
•Consolidated Adjusted EBITDA in the range of $42 to $46 million.
•Capex in the $15 million range.

For the full year 2021, Vonage expects the following

•Vonage Communication Platform segment revenues in the range of $1.038 billion to $1.054 billion; within this:
◦Vonage Communication Platform service revenues are expected to grow 15% to 17%.
•Consumer revenues in the $285 million range.
•Consolidated revenues in the range of $1.323 billion to $1.339 billion.
•Vonage Communications Platform adjusted EBITDA in the range of $5 million to $9 million.
•Consumer adjusted EBITDA in the range of $185 million to $189 million.
•Consolidated adjusted EBITDA in the range of $190 million to $200 million.
•Capex in the $60 million range.

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the fourth quarter and full year 2020 and other matters at 8:30 AM Eastern Time. To participate, please dial 1-877-407-9716. International callers should dial 1-201-493-6779.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing 1-844-512-2921 or 1-412-317-6671 for international callers, and entering the passcode 13714225.

About Vonage

Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com

Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net loss.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net loss.
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Operations Data:
Revenues, access and product revenues	$306,773	$298,991	$287,466	$1,185,357	$1,106,472
USF revenues	16,522	17,658	22,221	62,577	82,874
Total revenues	323,295	316,649	309,687	1,247,934	1,189,346

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $15,455, $13,649, $9,947, $51,408, and $38,167, respectively)	133,694	124,243	113,398	490,946	428,210
USF cost of revenues	16,522	17,658	22,221	62,577	82,874
Sales and marketing	80,100	85,505	88,598	342,053	363,111
Engineering and development	22,387	20,110	19,142	81,484	69,460
General and administrative	41,569	56,835	39,292	182,106	152,672
Depreciation and amortization	24,853	22,887	23,061	88,917	86,256
	319,125	327,238	305,712	1,248,083	1,182,583
Income (Loss) from operations	4,170	(10,589)	3,975	(149)	6,763
Other Income (Expense):
Interest expense	(7,384)	(7,373)	(8,304)	(32,160)	(32,821)
Other income (expense), net	160	(37)	455	314	(50)
	(7,224)	(7,410)	(7,849)	(31,846)	(32,871)
Loss before income taxes	(3,054)	(17,999)	(3,874)	(31,995)	(26,108)
Income tax (expense) benefit	(10,911)	7,937	1,499	(4,217)	6,626
Net loss	$(13,965)	$(10,062)	$(2,375)	$(36,212)	$(19,482)
Loss per common share:
Basic and diluted	$(0.06)	$(0.04)	$(0.01)	$(0.15)	$(0.08)
Weighted-average common shares outstanding:
Basic and diluted	248,586	246,697	242,708	246,082	242,018

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$32,449	$12,628	$33,076	$83,880	$92,926
Net cash used in investing activities	(14,489)	(12,990)	(12,817)	(52,723)	(52,079)
Net cash (used in) provided by financing activities	(23,721)	807	(15,687)	(10,850)	(21,921)
Capital expenditures, acquisition of intangible assets, acquisition and development of software assets	(14,489)	(12,990)	(12,817)	(52,723)	(49,079)

	December 31,	December 31,
	2020	2019
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$43,078	$23,620
Restricted cash	1,919	2,015
Accounts receivable, net of allowance	116,304	101,813
Prepaid expenses and other current assets	38,361	33,801
Deferred customer acquisition costs, current and non-current	85,690	68,982
Property and equipment, net	31,621	48,371
Goodwill	624,328	602,970
Operating lease right of use assets	29,330	50,847
Software, net	80,638	40,300
Intangible assets, net	204,267	249,905
Deferred tax assets	106,374	108,347
Other assets	33,926	33,729
Total assets	$1,395,836	$1,364,700

Accounts payable and accrued expenses	$175,544	$179,955
Deferred revenue, current	65,506	59,464
Total notes payable, net and indebtedness under revolving credit facility, including current portion	215,500	220,500
Operating lease liabilities, current and non-current	42,573	58,199
Convertible senior notes, net	290,784	276,658
Other liabilities	3,155	2,862
Total liabilities	$793,062	$797,638
Total stockholders' equity	$602,774	$567,062

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes summarized income statement information that our management uses to measure the operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Statement of Operations Data:
Revenues, access and product revenues	$238,673	$227,213	$207,162	$893,076	$765,746
USF revenues	6,056	6,613	10,571	21,981	38,134
Total revenues	244,729	233,826	217,733	915,057	803,880

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	125,214	115,487	104,681	455,558	389,500
USF cost of revenues	6,056	6,613	10,571	21,981	38,134
Sales and marketing	77,083	82,601	84,375	329,702	342,757
Engineering and development	20,181	18,103	16,547	73,012	58,894
General and administrative	38,425	53,847	36,486	167,704	140,720
Depreciation and amortization	24,433	21,929	21,653	85,210	80,197
	291,392	298,580	274,313	1,133,167	1,050,202
Loss from operations	$(46,663)	$(64,754)	$(56,580)	$(218,110)	$(246,322)

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenues:
Service revenues	$230,077	$218,456	$196,454	$856,492	$719,514
Access and product revenues(1)	8,596	8,757	10,708	36,584	46,232
Service, access and product revenues excluding USF	238,673	227,213	207,162	893,076	765,746
USF revenues	6,056	6,613	10,571	21,981	38,134
Total revenues	$244,729	$233,826	$217,733	$915,057	$803,880

Cost of Revenues:
Service cost of revenues(2)	$114,491	$105,593	$92,549	$413,079	$336,045
Access and product cost of revenues(1)	10,723	9,894	12,132	42,479	53,455
Service, access and product cost of revenues excluding USF	125,214	115,487	104,681	455,558	389,500
USF cost of revenues	6,056	6,613	10,571	21,981	38,134
Total cost of revenues	$131,270	$122,100	$115,252	$477,539	$427,634

Service margin %	50.2%	51.7%	52.9%	51.8%	53.3%
Gross margin % excluding USF (Service, access and product margin %)	47.5%	49.2%	49.5%	49.0%	49.1%
Gross margin %	46.4%	47.8%	47.1%	47.8%	46.8%

(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $15,331, $12,691, $8,800 for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively, and $47,701 and $33,484 for the years ended December 31, 2020 and 2019, respectively.

The table below includes summarized income statement information that our management uses to measure the operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Statement of Operations Data:
Revenues, access and product revenues	$68,100	$71,778	$80,304	$292,281	$340,726
USF revenues	10,466	11,045	11,650	40,596	44,740
Total revenues	78,566	82,823	91,954	332,877	385,466

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	8,480	8,756	8,717	35,388	38,710
USF cost of revenues	10,466	11,045	11,650	40,596	44,740
Sales and marketing	3,017	2,904	4,223	12,351	20,354
Engineering and development	2,206	2,007	2,595	8,472	10,566
General and administrative	3,144	2,988	2,806	14,402	11,952
Depreciation and amortization	420	958	1,408	3,707	6,059
	27,733	28,658	31,399	114,916	132,381
Income from operations	$50,833	$54,165	$60,555	$217,961	$253,085

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenues:
Service revenues	$68,022	$71,693	$80,237	$292,003	$340,462
Access and product revenues(1)	78	85	67	278	264
Service, access and product revenues excluding USF	68,100	71,778	80,304	292,281	340,726
USF revenues	10,466	11,045	11,650	40,596	44,740
Total revenues	$78,566	$82,823	$91,954	$332,877	$385,466

Cost of Revenues:
Service cost of revenues(2)	$8,080	$8,287	$7,971	$33,550	$34,677
Access and product cost of revenues(1)	400	469	746	1,838	4,033
Service, access and product cost of revenues excluding USF	8,480	8,756	8,717	35,388	38,710
USF cost of revenues	10,466	11,045	11,650	40,596	44,740
Total cost of revenues	$18,946	$19,801	$20,367	$75,984	$83,450

Service margin %	88.1%	88.4%	90.1%	88.5%	89.8%
Gross margin % excluding USF (Service, access and product margin %)	87.5%	87.8%	89.1%	87.9%	88.6%
Gross margin %	75.9%	76.1%	77.9%	77.2%	78.4%

(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $124, $958, $1,147 for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively, and $3,707 and $4,683 for the years ended December 31, 2020 and 2019, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Vonage Communication Platform	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Service revenue per customer	$552	$527	$476	$516	$447
Vonage Communications Platform revenue churn	1.3%	1.2%	1.2%	1.1%	1.1%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Average monthly revenues per line	$28.13	$28.31	$27.57	$27.77	$27.04
Subscriber lines (at period end)	909,965	951,729	1,087,819	909,965	1,087,819
Customer churn	1.7%	1.8%	1.7%	1.7%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET LOSS
TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net Loss	$(13,965)	$(10,062)	$(2,375)	$(36,212)	$(19,482)
Interest expense	7,384	7,373	8,304	32,160	32,821
Income tax	10,911	(7,937)	(1,499)	4,217	(6,626)
Depreciation and amortization	24,853	22,887	23,061	88,917	86,256
Amortization of costs to implement cloud computing arrangements	938	670	680	2,885	1,362
EBITDA	30,121	12,931	28,171	91,967	94,331

Share-based expense	11,695	11,530	13,090	45,667	45,242
Acquisition related transaction and integration costs	—	—	80	—	701
Organizational transformation (1)	—	—	3,347	5,119	14,533
Restructuring activities (2)	3,731	15,182	—	18,913	—
Other non-recurring items (3)	2,654	1,959	$115	8,518	3,289
Adjusted EBITDA	$48,201	$41,602	44,803	$170,184	$158,096

Consumer Adjusted EBITDA	$52,169	$56,001	$62,542	$227,152	$261,362
VCP Adjusted EBITDA	(3,968)	(14,399)	(17,739)	(56,968)	(103,266)
Adjusted EBITDA	48,201	41,602	44,803	170,184	158,096
Less:
Capital expenditures	(2,853)	(2,863)	(4,847)	(10,571)	(20,273)
Intangible assets	(52)	(70)	(318)	(312)	(318)
Acquisition and development of software assets	(11,584)	(10,057)	(7,652)	(41,840)	(28,488)
Adjusted EBITDA Minus Capex	$33,712	$28,612	$31,986	$117,461	$109,017

(1) The cost identified as "Organizational transformation" are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and further facility exit costs executed upon as part of the overall project.
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET LOSS TO
NET INCOME (LOSS) EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net loss	$(13,965)	$(10,062)	$(2,375)	$(36,212)	$(19,482)
Amortization of acquisition - related intangibles	13,131	12,948	14,968	53,539	56,927
Amortization of costs to implement cloud computing arrangements	938	670	680	2,885	1,362
Acquisition related transaction and integration costs	—	—	80	—	701
Amortization of debt discount	3,210	3,159	2,996	12,532	6,431
Organizational transformation (1)	—	—	3,347	5,119	14,533
Restructuring activities (2)	3,731	15,182	—	18,913	—
Other non-recurring items (3)	2,654	1,959	115	8,518	3,289
Tax effect on adjusting items	(4,969)	(7,123)	(4,659)	(21,316)	(17,481)
Net income excluding adjustments	$4,730	$16,733	$15,152	$43,978	$46,280
Loss per common share:
Basic and diluted	$(0.06)	$(0.04)	$(0.01)	$(0.15)	$(0.08)
Weighted-average common shares outstanding:
Basic and diluted	248,586	246,697	242,708	246,082	242,018
Earnings per common share, excluding adjustments:
Basic	$0.02	$0.07	$0.06	$0.18	$0.19
Diluted	$0.02	$0.07	$0.06	$0.17	$0.19
Weighted-average common shares outstanding:
Basic	248,586	246,697	242,708	246,082	242,018
Diluted	258,211	256,318	249,624	254,874	250,034

(1) The cost identified as "Organizational transformation" are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and further facility exit costs executed upon as part of the overall project.
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$32,449	$12,628	$33,076	$83,880	$92,926
Less:
Capital expenditures	(2,853)	(2,863)	(4,847)	(10,571)	(20,273)
Intangible assets	(52)	(70)	(318)	(312)	(318)
Acquisition and development of software assets	(11,584)	(10,057)	(7,652)	(41,840)	(28,488)
Free cash flow	$17,960	$(362)	$20,259	$31,157	$43,847

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2020	2019

Convertible senior notes, net	290,784	276,658
Notes payable and indebtedness under revolving credit facility, net of current maturities	215,500	220,500
Unamortized debt related costs	5,512	7,108
Unamortized discount on debt	48,704	61,234
Gross debt	560,500	565,500
Less:
Unrestricted cash	43,078	23,620
Net debt	$517,422	$541,880

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exit costs and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, other non-recurring items and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.

Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about future financial results, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; realizing the expected benefits of our business optimization or other cost-savings plans; risks related to the acquisition or integration of businesses we have acquired; our ability to scale our business and grow efficiently; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining effective distribution channels; risks associated with sales of our services to medium-sized and enterprise customers; the effects of COVID-19 on our business; our reliance on third-party hardware and software; our dependence on third-party vendors; reliance on third parties for our 911 services; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; developing and maintaining market awareness and a strong brand; retaining senior executives and other key employees; security breaches and other compromises of information security; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; unfavorable litigation or governmental investigations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; liability under anti-corruption laws or from governmental export controls or economic sanctions; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; actions of activist shareholders; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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